Exhibit C

                               PRELIMINARY DRAFT

MANAGEMENT PRESENTATION TO THE

[LOGO] HERCULES
--------------------------------------------------------------------------------

BOARD OF DIRECTORS

11-FEB-2002

                               PRELIMINARY DRAFT

II. OVERVIEW OF REFINANCING


--------------------------------------------------------------------------------
                                                     Overview of Refinancing  16

                               PRELIMINARY DRAFT

CONSOLIDATED DEBT POSITION

ACTUAL AND PRO FORMA FOR IMMEDIATE DEBT RESTRUCTURING OF $800MM
(US$ IN MILLIONS)
--------------------------------------------------------------------------------

                                                        AS OF DECEMBER 31, 2001
                                                      --------------------------
                                                       ACTUAL        PRO FORMA 1
================================================================================
Bank Debt Tranche A                                    $  494          $    0
--------------------------------------------------------------------------------
Bank Debt Tranche D                                       371             371
--------------------------------------------------------------------------------
New Bank Debt Tranche E                                    --             400
--------------------------------------------------------------------------------
Bank Revolver                                             566             280
--------------------------------------------------------------------------------
                                                       $1,431          $1,051
--------------------------------------------------------------------------------

11.125% Senior Notes Due 2007                             400             400
--------------------------------------------------------------------------------
New Senior Notes Due 2009                                  --             400
--------------------------------------------------------------------------------
6.625% Senior Notes Due 2003                              125             125
--------------------------------------------------------------------------------
6.60% Debentures Due 2027                                 100             100
--------------------------------------------------------------------------------
                                                       $  625          $1,025
--------------------------------------------------------------------------------

FiberVision Debt                                           58              58
--------------------------------------------------------------------------------
ESOP                                                       84              84
--------------------------------------------------------------------------------
Sundry Bank Debt                                           15              15
--------------------------------------------------------------------------------
8% Convertible Debenture 2010                               3               3
--------------------------------------------------------------------------------
                                                       $  160          $  160
--------------------------------------------------------------------------------
                                                       $2,216          $2,236
--------------------------------------------------------------------------------

Trust Preferred Retail Issue 2029                         363             363
--------------------------------------------------------------------------------
Convertible Trust Preferred 2029                          261             261
--------------------------------------------------------------------------------
                                                       $  624          $  624
--------------------------------------------------------------------------------
TOTAL DEBT AND PREFERRED                               $2,840          $2,860
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                     Overview of Refinancing  17

                               PRELIMINARY DRAFT

INDICATIVE TERM SHEET
$400MM SENIOR UNSECURED NOTES
--------------------------------------------------------------------------------

Borrower:          Hercules Incorporated

Lead Arranger:     [REDACTED]

Co-Arrangers:      [REDACTED]

Distribution:      144A with Registration Rights

Estimated Pricing: +-10.5%

Maturity:          7 Years     No Call 4

Covenants:         Similar to Existing Senior Notes

Use of Proceeds:   Repayment of Tranche A Bank Debt & Irrevocable Reduction of
                   Revolving Credit Facility

NOTE: ASSUMES CURRENT CREDIT RATINGS OF HERCULES REMAIN CONSTANT THROUGH
      REFINANCING


--------------------------------------------------------------------------------
                                                     Overview of Refinancing  22

                               PRELIMINARY DRAFT

INDICATIVE TERM SHEET
$400MM (UNDERWRITTEN) INSTITUTIONAL LOAN TRANCHE E
--------------------------------------------------------------------------------

Borrower:                       Hercules Incorporated

Lead Arranger:                  [REDACTED]

Estimated Pricing:              LIBOR + 375 bps

Maturity:                       February 2006

Call Premium:                   101 First Year

Guarantors:                     Same as Existing Agreement

Collateral:                     Same as Existing Agreement

Amortization:                   Minimal

Covenants Reps. & Warranties:   Same as (to be amended) Existing Agreement

Use of Proceeds:                Repayment of Tranche A Bank Debt

Conditions Precedent:           1)  Issuance of $350MM Senior Unsecured Notes
                                2)  Deflection of Term Loan D Prepayment

NOTE: ASSUMES CURRENT CREDIT RATINGS OF HERCULES REMAIN CONSTANT THROUGH
      REFINANCING


--------------------------------------------------------------------------------
                                                     Overview of Refinancing  23

                               PRELIMINARY DRAFT

PROPOSED CHANGES TO BANK DEBT COVENANTS
--------------------------------------------------------------------------------

o Leverage covenants set at 5.5x for year 1, decreasing 0.25x per quarter thereafter to 4.0x

o     Interest coverage permanently lowered to 1.75x

o     $125mm restructuring carve-out allowance

o     Change use of proceeds to reflect Tranche D paydown

o     Allow future refinancings

o     Increase pricing grid for revolver and Tranche D

o     Amendment fee

o     Limit on capital expenditures


--------------------------------------------------------------------------------
                                                     Overview of Refinancing  24